                                                                   EXHIBIT 10.14


                                 LEASE AGREEMENT

                        ARTICLE I. BASIC LEASE PROVISIONS

1.01.  DATE AND PARTIES

This Lease (this "Lease") is made and entered into as of the 2nd day of April, 1996, by and between THE TRAVELERS INSURANCE COMPANY, a corporation organized and existing under the laws of the state of Connecticut, having its principal offices at One Tower Square, Hartford, Connecticut 06183-2030 (the "Landlord") and THE TRAVELERS INDEMNITY COMPANY, a corporation organized and existing under the laws of the state of Connecticut, having its principal offices at One Tower Square, Hartford, Connecticut 06183-7130 (the "Tenant").

1.02.  NOTICES

All notices and notifications required or permitted under this Lease shall be in writing and sent by a nationally recognized private carrier of overnight mail (e.g. Federal Express) or by United States certified mail, return receipt requested and postage prepaid, to the parties at the following addresses or at such other addresses as the parties may designate by notice from time to time:

Landlord:  The Travelers Insurance Company             Tenant: The Travelers Indemnity Company
           c/o Travelers Real Estate Investment Group  Corporate Real Estate & Services
           One Tower Square, 9 PB                      One Tower Square, 1 MSA
           Hartford, Connecticut 06183-2030            Hartford, Connecticut  06183-7130

                                                       With a Copy To:
           With a Copy To:                             The Travelers Indemnity Company
           The Travelers Insurance Company             Corporate Real Estate & Services
           c/o Travelers Real Estate Investment Group  Director of Asset Management
           One Tower Square, 9 PB                      One Tower Square, 1 MSA
           Hartford, Connecticut 06183-2030            Hartford, Connecticut 06183-7130
           Attn:General Counsel - Real Estate

All notices shall be deemed given one (1) day after the date of delivery to the overnight carrier, or three (3) days after the date of the mailing thereof or on the date of actual receipt or refusal, if sooner.

1.03.  PREMISES

Landlord leases to Tenant, and Tenant leases from Landlord, upon the terms and conditions contained in this Lease, the Premises consisting of approximately 1,027,944 rentable square feet in the aggregate, as further identified on Exhibit A-1 (SITE PLAN OF PREMISES), attached hereto and made a part hereof. The Premises individually contain the following rentable square footages and are located at the following addresses (hereafter collectively known as the "Buildings" and individually as a "Building"):

                a.   740 Main Street, Hartford, Connecticut      -    201,484 rentable square feet
                b.   One Tower Square, Hartford, Connecticut     -     77,920 rentable square feet
                c.   26 Grove Street, Hartford, Connecticut      -    181,380 rentable square feet
                d.   9 - 18 Central Row, Hartford, Connecticut   -    199,996 rentable square feet
                e.   19 - 25 Central Row, Hartford, Connecticut  -     24,988 rentable square feet
                f.   50 Prospect Street, Hartford, Connecticut   -    342,176 rentable square feet
                                                                      ----------------------------

                                               Premises Total    =  1,027,944 rentable square feet


It is hereby understood and agreed by Landlord and Tenant, that due to the nature of Tenant's business, and Tenant's use and occupancy of the Premises, the total rentable area of the Premises and the location of the Premises in each of the Buildings may change from time to time, as mutually agreed to between the parties, and therefore, Landlord and Tenant hereby agree to update the same on a semi-annual basis in order to accurately depict the description of the Premises, as part of this Lease.

The Buildings are located on the properties described in certain legal descriptions, which are available in the Town Clerk's office (the "Land"). Tenant shall have the right, in common with others, to use the common area facilities of the Buildings (collectively known as the "Common Area Facilities"), which may include passenger and freight elevators, loading docks, sidewalks, parking areas, driveways, hallways, stairways, public restrooms, common entrances, lobby, emergency systems and other similar public areas and accessways of the Buildings and the Land.

1.04.  AREA MEASUREMENT

For purposes of this Lease, the total rentable area of the Premises is deemed to be as stated above.

1.05.  USE

Tenant may use the Premises for general office use, and uses incidental thereto, permitted under applicable law.


                                      [1]

1.06.  LEASE TERM

The term of this Lease is for ten (10) years and shall commence on April 2, 1996 (the "Lease Commencement Date"), and shall expire on April 1, 2006 (the "Lease Expiration Date"), unless sooner terminated as hereafter provided (the "Lease Term"), in accordance with, and subject to the terms of that certain Intercompany Agreement, dated as of April 2, 1996, and entered into by and between Travelers/Aetna Property Casualty Corp. (hereafter "Travelers/Aetna") (of which Tenant is a subsidiary) and Travelers Group Inc. (hereafter "Travelers Group") (of which Landlord is a subsidiary) (as the same may be amended from time to time, the "Intercompany Agreement"), the terms, provisions, conditions and covenants of which are hereby incorporated by reference as if fully set forth herein. It is hereby understood and agreed that the Lease Term may be terminated prior to the Lease Expiration Date, in accordance with the expressed terms of Section 9.7(a) of the Intercompany Agreement, a copy of which is attached hereto as Exhibit H (SECTION 9.7(a)).

1.07.  IMPROVEMENTS

The Premises shall be delivered to Tenant in its "as is" condition. No promise of the Landlord to alter, remodel or improve the Premises or the Buildings and no representation by Landlord or its agents respecting the condition of the Premises or the Buildings have been made to Tenant or relied upon by Tenant other than as may be contained in this Lease or in any written amendment hereto signed by Landlord and Tenant.

                   ARTICLE II. TENANT'S OBLIGATION TO PAY RENT

2.01.  RENT

Tenant shall pay Rent to Landlord (the "Rent"), in accordance with the Rent Schedule attached hereto as Exhibit F (RENT SCHEDULE), and as otherwise provided in Exhibit H (SECTION 9.7(a)), attached hereto. It is hereby acknowledged and agreed, by both parties hereto, that (i) the Rent set forth on Exhibit F is consistent with the past cost allocation practices of Landlord and its members, and (ii) after the Lease Expiration Date, or early termination of this Lease, the Rent shall be in accordance with the terms of Exhibit H, attached hereto. Tenant shall pay the monthly Rent, in advance, and either by check or by electronic direct deposit, at Tenant's option, within the first ten (10) business days of each month. The Rent contemplated herein is calculated on a "full service/gross" basis and includes all utilities, operating costs, building services and real estate taxes.

Landlord shall designate a bank account and shall furnish Tenant with a "Direct Deposit Authorization" in the form of Exhibit E (DIRECT DEPOSIT FORM). The Rent shall be prorated on a per diem basis for the first month or the last month of the Lease Term if the Lease Commencement Date is not the first day of a calendar month, or the Lease Expiration Date is not the last day of a calendar month.

                      ARTICLE III - LANDLORD'S OBLIGATIONS

FOR ALL PURPOSES HEREOF, IT IS HEREBY UNDERSTOOD AND AGREED BY BOTH PARTIES HERETO, THAT THE FOLLOWING SERVICES, AS SET FORTH IN SUBSECTIONS 3.01 THROUGH 3.05, TO BE PROVIDED BY LANDLORD, SHALL BE PROVIDED IN A MANNER CONSISTENT WITH HISTORICAL PRACTICES BY AND BETWEEN THE PARTIES, WHICH MAY IN SOME EVENTS, INCLUDE THE TENANT PROVIDING OR OBTAINING ITS OWN SERVICES ON BEHALF OF THE LANDLORD, AND OR PERFORMING ITS OWN REPAIRS AND MAINTENANCE.

3.01.  SERVICES PROVIDED BY LANDLORD

Landlord shall provide Tenant with the services stated below at Landlord's sole cost and expense and in a manner consistent with that which has historically been provided to the Buildings prior to the Lease Commencement Date, and consistent with those services provided by other landlords of similar buildings of comparable age, condition, character, size and tenant composition in the same geographic market sector. Landlord shall provide these services, Monday through Friday from 7 a.m. to 7 p.m. and Saturday from 8 a.m. to 1 p.m. (the "Business Hours"). Landlord shall not be required to provide services on the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day (the "Holidays").

Services provided by Landlord are, (a) a heating, ventilation and air conditioning ("HVAC") system for the Premises; (b) electricity for the Premises for ordinary office use, and lighting; (c) complete janitorial service and supplies, as described in Exhibit D (JANITORIAL SERVICE AND SUPPLIES); (d) hot and cold water sufficient for drinking, lavatory, toilet and ordinary cleaning purposes; (e) security guard service; (f) automatic passenger elevators and freight elevators which shall provide access to the Premises twenty four (24) hours a day, seven (7) days a week, including the Holidays and when Tenant moves into and out of the Premises; (g) extermination and pest control when necessary;
(h) maintenance of and service to all Common Area Facilities, which shall include cleaning, HVAC, electrical current and illumination, snow removal, de-icing, repairs, replacements, lawn care, trash disposal.

Tenant may request any or all of the above services outside of the Business Hours or Holidays, and the same shall be supplied to Tenant upon Tenant's advance notice. The cost for additional HVAC service shall be at a rate which is derived annually; however, the costs for this additional service, or any other additional service, shall, in no event, exceed Landlord's actual costs for supplying the same.

3.02.  REPAIRS AND MAINTENANCE

Landlord shall pay for and make all repairs and replacements to the Buildings, the Premises, the Common Area Facilities and the Land, including the Buildings structure, systems, fixtures and equipment; except, however, repairs or replacements which Tenant shall make to the Premises due to the misuse or negligence of Tenant.

Landlord may obtain reasonable access to the Premises to perform repairs to the Buildings, the Common Area Facilities and the Premises at reasonable times upon twenty four (24) hours prior notice to Tenant. Landlord may make emergency repairs without giving Tenant prior notice. Any repairs or replacements which Landlord is required to make shall be made within a reasonable period of time after receiving notice or having actual knowledge of the need for such repair or replacement. When making repairs, Landlord shall take all necessary actions to protect Tenant's property and personnel from loss, damage and injury and to avoid disrupting Tenant's use and occupancy of the Premises.

3.03.  PARKING

It is hereby understood and agreed that parking shall be provided and charged to Tenant on the basis which is consistent with past cost allocation practices of Landlord and its members.

3.04.  LIFE SAFETY AND SECURITY REQUIREMENTS

Landlord shall, without cost to Tenant, maintain all life safety and security systems of the Buildings, which shall include, however not be limited to fire alarms, smoke detectors, emergency lighting and other related life safety equipment which is necessary to comply with the current edition of the National Fire Code Bulletin entitled "NFPA 101 -Code for Safety to Life,", along with all present and future requirements of federal, state, county and city governments and all other governmental authorities having or claiming jurisdiction with respect to the occupancy of the Building, the Premises, the Common Area Facilities and the Land.

3.05  NON-SOLICITATION

Landlord shall implement, maintain and enforce a policy which prohibits solicitation, canvassing, peddling, demonstrations, public protests, or any other activity which would be disruptive to tenants in the Buildings, from occurring in the Common Area Facilities. Landlord shall post written notification of such policy in all public Common Area Facilities, as is reasonably practicable.

                     ARTICLE IV. TENANT'S RIGHTS AND OPTIONS

4.01.  SUBLEASING AND ASSIGNMENT

Tenant may sublease all or any part of the Premises or assign this Lease upon the consent of Landlord which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant may sublease all or any portion of the Premises, or assign this Lease to its subsidiaries, affiliates or parent corporation, without necessity of Landlord's prior consent. Any assignment or subleasing shall not release Tenant from any liability under this Lease, except, Tenant may request to be released from liability due to an assignment of the entire Lease to an Affiliate, provided that the creditworthiness of the proposed assignee shall be accepted by Landlord. In order for Landlord to make such determination, Tenant shall provide Landlord, within thirty (30) days of the anticipated commencement date of the assignment: (i) the name and address of the proposed assignee; (ii) the nature of the proposed assignee's business; (iii) the terms of the proposed assignment; and (iv) reasonable financial information so that Landlord can evaluate the proposed assignee. For the purpose of this Section, an "affiliate" shall mean a general or limited partnership in which Tenant or its parent or successor owns a general partnership interest and has the right to manage the partnership business, or an entity in which Tenant owns at least twenty-five percent (25%) of the equity interests, or owns or has the right to cast the votes attributable to a majority of the voting interests, or any entity with which Tenant may merge or consolidate, any entity that purchases or owns substantially all of the assets or stock of Tenant, any parent of Tenant, or any parent or subsidiary of Tenant's parent.

4.02  ALTERATIONS

Tenant may make improvements, additions, installations, decorations and changes ("Alterations") of a non-structural nature to the Premises, without necessity of Landlord's prior written approval, consistent with historical and current practices by and between the parties. Non-structural Alterations means any Alterations which do not affect any of the major Buildings systems or structural components. Tenant may make any other Alterations to the Premises with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and shall be provided consistent with historical practices by and between the parties. All Alterations shall become Landlord's property upon completion, unless otherwise agreed to in writing.

All work with respect to any Alterations shall be done in a good and workman like manner and diligently prosecuted to completion. Tenant hereby agrees that Tenant's contractors performing any such Alterations shall maintain adequate levels of insurance, including, however, not limited to (i) commercial general liability and property damage, (ii) workmen's compensation and (iii) automobile liability, and shall be required to evidence the same to Tenant and Landlord, prior to the commencement of any such Alterations.

Systems furniture and Tenant trade fixtures, including moveable partitions, panels, screens, and HVAC systems provided by Tenant, are Tenant's property and shall remain Tenant's property at the expiration of the Lease Term, unless otherwise so elected by Tenant.

4.03.  TENANT SIGNAGE

It is hereby understood and agreed that Tenant may maintain all existing identification and signage which is currently present on or about the Premises and Buildings. Any additional signage or identification may be installed or erected by Tenant, in accordance with any local codes governing the same, upon the prior approval of Landlord, which approval shall not be unreasonably withheld or delayed.

4.04.  SUCCESSOR LEASE

In accordance with Exhibit H (SECTION 9.7(a)), attached hereto, in the event the Trigger Date (as defined in the Intercompany Agreement), has occurred or the Lease Term has expired, but the Sale (as defined in Exhibit H) is not required to be consummated because the Valuation Condition (as defined in Exhibit H) has not been satisfied, as of such date, Tenant shall enter into a new lease with Landlord for succeeding terms of five (5) years each (hereafter a "Successor Lease"), in accordance with the terms of Exhibit H, commencing on the Trigger Date or upon the Lease Expiration Date, as the case may be, and continuing until the Sale occurs, upon the same terms and conditions as in the Lease Term, except that the Rent for such Successor Lease shall be in accordance with the terms of Exhibit H, attached hereto.

In the event the parties cannot agree upon the Rent for a Successor Lease, the determination of the same may be subject to arbitration, in accordance with the requirements of the Intercompany Agreement.


                              ARTICLE V. LIABILITY

5.01.  INSURANCE AND INDEMNITY

A.    Landlord's Insurance

      Landlord shall maintain in full force and effect during the Lease Term (including any extensions or renewals thereof): the insurance services office Special Property Form of property damage ("all risk") insurance for the Buildings, the Common Area Facilities and the Land and all improvements on the Land, including the base Building improvements, in the amounts of the full replacement values thereof, as the values may exist from time to time; Boiler and Machinery Insurance; Commercial General Liability Form Insurance, including contractual liability, on an occurrence basis with limits of not less than $5,000,000 per occurrence; Worker's compensation and Employer's Liability Insurance for all of Landlord's agents, employees and contractors; Automobile Liability Insurance for any automobiles or vehicles operated by Landlord, its agents, employees or contractors in connection with the operation or maintenance of the Buildings, the Common Area Facilities and the Land, with limits of not less than $1,000,000. Landlord's insurance shall be issued by insurance companies licensed to do business in the state where the Buildings is situated, with a general policyholder surplus rating of at least A- and a financial rating of at least VIII in the most current Best Insurance Report available at the time of execution of this Lease. If the Best's ratings are changed or discontinued, Landlord and Tenant shall agree to an equivalent method of rating insurance companies. Landlord shall provide Tenant with applicable certificates of insurance if so requested by Tenant.

      Landlord reserves the right to self-insure or to insure with a blanket policy of insurance the liabilities and casualties specified in this Lease. Therefore, Landlord shall not be required to provide Tenant with any certificates or policies of insurance; however, Landlord shall provide Tenant with a letter confirming such insurance, if requested by Tenant.

      Landlord's insurance policies shall be primary in the event of an injury, damage, loss, claim or liability in the Common Area Facilities which is not due to the negligence of Tenant, its agents, contractors, employees or invitees.

B.    Tenant's Insurance

      Tenant shall maintain in full force and effect during the Lease Term (including any extensions or renewals thereof): the special property form of property damage insurance ("all-risk") for Tenant's personal property and trade fixtures; Worker's Compensation Insurance for all of Tenant's employees working on the Premises and Commercial General Liability Insurance (including contractual liability) with limits of not less than $1,000,000 per occurrence, and four (4) million in excess coverage per occurrence, for injuries, losses, claims or damages to persons or property occurring on the Premises, and due to Tenant's use or occupancy of the Premises or to the negligence or willful misconduct of Tenant, its agents, contractors, employees or invitees. Tenant shall name Landlord as an additional insured on its liability policy.

      Tenant reserves the right to self-insure or to insure with a blanket policy of insurance the liabilities and casualties specified in this Lease. Therefore, Tenant shall not be required to provide Landlord with any certificates or policies of insurance; however, Tenant shall provide Landlord with a letter confirming such insurance, if requested by Landlord.

C.    Indemnification

      Tenant hereby agrees to indemnify and hold Landlord, including its successor, assigns, director and officers, harmless from and against any and all costs, damages, claims, liabilities, and expenses (including reasonable attorney fees) suffered by or claimed against Landlord, based on, or arising out of, or resulting from: (i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, (ii) any negligent act or omission by Tenant or its employees, agents or invitees, or (iii) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease.

      Landlord hereby agrees to indemnify and hold Tenant, including its successor, assigns, director and officers, harmless from and against any and all costs, damages, claims, liabilities and expenses (including reasonable attorney fees) suffered by or claimed against Tenant, based on, or arising out of, or resulting from (i) any negligent act or omission by Landlord, or its employees, agents or invitees, (ii) latent defects in the Buildings, Premises or Common Area Facilities; or (iii) any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease.

5.02.  ENVIRONMENTAL COMPLIANCE

Landlord hereby agrees to maintain the Building, the Common Area Facilities and the Land in compliance with all Environmental Laws (as hereinafter defined) and shall comply with all Environmental Laws in regards to any matters pertaining to the same. "Environmental Laws" shall mean all federal, state, county or local laws, statutes, codes, regulations, rules, guidelines, ordinances, or orders of all governmental agencies, departments, commissions, boards or instrumentalities of the United States, states or their political subdivisions, and judgments concerning environmental matters, or the public health and safety of the environment.

         Landlord and Tenant shall handle, use, store, treat, dispose of and transport any Hazardous Materials (as hereinafter defined) in accordance with all Environmental Laws. For purposes hereof, "Hazardous Materials" shall be defined as any toxic, dangerous or hazardous chemicals, materials, substances, pollutants or wastes as defined from time to time under Environmental Laws. Hazardous Materials shall not include incidental quantities which are commonly used in offices, such as copier fluid, typewriter correction fluids and ordinary cleaning solvents, provided that such are at all times used, kept and stored in a manner which complies with all Environmental Laws.


                                      [4]

         It is hereby acknowledged and understood, by and between the parties, that asbestos containing material currently exist in certain areas of the Buildings, and both parties hereto agree that the current operation and maintenance practices, in existence, are acceptable and shall be continued until one (1) year after all asbestos containing material has been removed. In addition to the foregoing, if at any time during the Lease Term, additional non-friable asbestos containing material is found to be present in the Premises, the Building, or the Common Area Facilities, and such is not due to an act of Tenant, Landlord hereby agrees to implement and maintain throughout the Lease Term, as renewed or extended, or until the sooner of the termination of the Lease, or one (1) year after all asbestos containing material has been removed from the Premises, the Building, or the Common Area Facilities, and such removal properly documented, at Landlord's sole cost and expense, without cost to Tenant, an ongoing Operations and Maintenance Program, in accordance with any guidelines established by the Environmental Protection Agency (EPA) (hereafter the "O& M Program").


5.03.  REQUIREMENTS OF LAW

A.    Landlord's Compliance with Laws

      Landlord shall be responsible for compliance, at Landlord's sole cost and expense, with all statutes, rules, ordinances, orders, codes and regulations, and legal requirements and standards issued thereunder, as the same may be enacted and amended from time to time (collectively referred to in this Lease as the "Laws"), which are applicable to all or any part of the physical condition and occupancy of the Buildings, the Common Area Facilities or the Land or additions thereto.

      Landlord represents and warrants that the Buildings, the Common Area Facilities, the Premises, and the Land are or shall be in compliance with the Laws as of the Lease Commencement Date.

      Landlord shall also obtain (and maintain), at Landlord's sole cost and expense, any permit, license, certificate or other authorization required for the lawful and proper use and occupancy by Tenant or any other party of all or any part of the Premises and shall exhibit the same to Tenant upon Tenant's request.

      Landlord shall notify Tenant of any violation notices or waivers of building, OSHA or life safety codes or outstanding insurance carrier recommendations, which Landlord receives, with respect to the Buildings, the Common Area Facilities or the Land. Tenant shall notify Landlord of any OSHA violation notices with respect to the Premises.

      Except to the extent affected by Tenant's particular use of the Premises, Landlord shall be responsible for the compliance of the Common Area Facilities with applicable laws relating to architectural barriers to the disabled, including but not limited to the law commonly known as the "Americans with Disabilities Act of 1990" (the "ADA"). Landlord hereby agrees to indemnify, defend and hold Tenant harmless from any and all loss, cost, liability or expense, including, without limitation, reasonable attorney fees, resulting from Landlord's failure to comply with all Laws relating to the Premises, the Buildings, the Land and condition of the Common Area Facilities.

B.    Tenant's Compliance with Laws

      Tenant shall be responsible for compliance with all of the Laws which are applicable to Tenant's particular use and manner of use of the Premises and the Common Area Facilities.

      In the event that Tenant's particular use of the Premises and the Common Area Facilities violates any provision of the Laws, including but not limited to the ADA, Tenant shall bear all expense, cost and liability for compliance with such Laws, including but not limited to the ADA. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from any and all loss, cost, liability or expense, including, without limitation, reasonable attorney fees, resulting from Tenant's failure to comply with all Laws relating to its occupancy of the Premises and use of the Common Area Facilities.


                          ARTICLE VI. LOSS OF PREMISES

6.01.  DAMAGES/DESTRUCTION

Notwithstanding anything hereafter contained to the contrary, for purposes of this Section 6.01, the Premises, as further described in Section 1.03 (PREMISES), shall be considered individually as separate and distinct structures, and in the event of a casualty, damage or destruction to one individual Building, or a group of Buildings, the following provisions shall apply only to that individual structure (or group of structures) and not to all of the Buildings as a whole, and this Lease shall remain in full force and effect to those individual Buildings which are otherwise not affected by such casualty, damage or destruction.

If the Premises, Building, Common Area Facilities, or any portion thereof is damaged by fire or other casualty, then, except as provided below, the damage shall be promptly repaired by and at the expense of Landlord. If the Premises or the Building are totally destroyed by fire or any other casualty, this Lease shall automatically terminate as of the date of such destruction. If the Building, the Common Area Facilities or the Premises are damaged to the extent that, in Tenant's reasonable judgment, Tenant will not be able to use the same to conduct its business for at least ninety (90) days, Tenant may terminate this Lease as of the date of such damage by written notice to Landlord within (30) days after such date. In the event such damage or casualty is not susceptible of complete repair and restoration (to the standard of "substantial completion", within ninety (90) days after the occurrence of such damage or casualty, then either Landlord or Tenant may, by written notice to the other terminate this Lease as of the date of such damage, provided such notice is given within thirty
(30) days after the date of the damage or casualty. Substantial completion shall mean that a certificate of occupancy, or the equivalent, has been provided by the appropriate authority, permitting the Building to be occupied by Tenant, or other tenants in accordance with all public health, safety and building codes. The only remaining items shall be minor details of construction. Until such repairs and restoration are completed, the Rent, and any other sums due hereunder, shall be abated in proportion to the portion of the Premises or the Common Area Facilities which are unusable or inaccessible by Tenant in the conduct of its business by virtue of such casualty. If such damage can be repaired within ninety (90) days and Landlord fails to repair or restore such damage within such period, Tenant may, upon thirty (30) days written notice to Landlord, in addition to all other remedies Tenant may have under this Lease, at law or in equity, terminate this Lease. If any such damage causes any portion of the Premises or the Common Area Facilities to become unusable or inaccessible by Tenant in the conduct of its business during the last nine (9) months of the Lease Term, Tenant may, upon thirty (30) days written notice to Landlord, terminate this Lease.

6.02.  EMINENT DOMAIN

Notwithstanding anything hereafter contained to the contrary, for purposes of this Section 6.02, the Premises, as further described in Section 1.03 (PREMISES), shall be considered individually as separate and distinct structures, and in the event of a Taking (as hereafter defined) of one individual Building, or a group of Buildings (or portions thereof), the following provisions shall apply only to that individual structure (or group of structures) and not to all of the Buildings as a whole, and this Lease shall remain in full force and effect to those individual Buildings which are otherwise not affected by such Taking.

If all of the Land, the Buildings, the Common Area Facilities, or the Premises are taken by eminent domain or condemnation, (a "Taking") this Lease shall terminate immediately upon the effective date of the Taking.

If there is a partial Taking of the Land, the Buildings, the Common Area Facilities or the Premises, Tenant may terminate this Lease by written notice to Landlord if the remaining Premises, Buildings, or Common Area Facilities are not, in Tenant's judgment, adequate for the conduct of Tenant's business.

If Tenant does not terminate this Lease, Landlord shall proceed with due diligence to make all necessary repairs to the Land, the Buildings, the Common Area Facilities, or the Premises in order to render and restore the same to the condition that they were prior to the Taking. Tenant shall remain in possession of the portion of the Premises, with use of the Common Area Facilities not taken, upon the same terms and conditions of this Lease, except that the Rent shall be reduced in direct proportion to the area of the Premises and the Common Area Facilities subject to the Taking.

If Tenant is not able to occupy the Premises or any portion thereof not taken, or to use the Common Area Facilities or any portion thereof not taken, while Landlord is making the required repairs, the Rent shall be abated in proportion to the portion of the Premises or the Common Area Facilities which are unusable or inaccessible by Tenant in the conduct of its business.

All compensation awarded for any Taking of the Premises, or any portion of the Buildings or any interest in any of them shall belong to and be the property of Landlord, and Tenant hereby assigns to Landlord all rights with respect thereto; provided, however, nothing contained herein shall preclude Tenant from seeking in a separate action reimbursement from the condemning authority for moving expenses, expenses for removal of Tenant's property, including Tenant's personal property, and the interruption of Tenant's business.

                          ARTICLE VII. NON-DISTURBANCE

7.01.  SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

This Lease shall be subject and subordinate to the lien of any mortgage or deed of trust or other encumbrance(s) which may now or which may at any time hereafter be made upon the Building or Land of which the Premises is a part, or any portion thereof, or upon Landlord's interest therein, provided that

If any mortgage is foreclosed or ground lease or air space lease terminated, then: (a) this Lease shall continue in full force and effect, and; (b) Tenant's quiet enjoyment shall not be disturbed if Tenant is not in default of this Lease beyond any applicable grace and notice periods provided in this Lease for the cure thereof, and; (c) Tenant shall attorn to and recognize the mortgagee, purchaser at a foreclosure sale or ground or other lessor ("Successor Landlord") as Tenant's landlord for the remaining Lease Term; and; (d) Successor Landlord shall not be bound by: (i) any payment of Rent for more than one month in advance except for any free rent or other rent abatement specified in this Lease; (ii) any amendment, modification, or termination of the Lease without Successor Landlord's consent, after the Successor Landlord's name is given to Tenant, unless the amendment, modification, or ending is specifically authorized by this Lease and does not require Successor Landlord's prior agreement or consent.

This Subsection 7.01 is self-operating; however, Landlord shall use best efforts to cause a Subordination, Attornment and Non-Disturbance Agreement in a form satisfactory to Tenant to be executed and delivered to Tenant, in the event of the same.

7.02.  ESTOPPEL CERTIFICATE

Each party agrees, from time to time, within thirty (30) days following written notice by the other party, to execute and deliver to the party who gave such notice, an estoppel certificate (the "Estoppel Certificate"). The Estoppel Certificate may be relied upon by Landlord or Tenant, as appropriate, and any third party with whom the Landlord or Tenant is dealing, and shall certify the following, as of the date thereof: (i) the Lease Term; (ii) the Lease Commencement Date and the Lease Expiration Date; (iii) that this Lease is unmodified and in full force and effect or in full force and effect as modified, stating the date and nature of all modifications; (iv) whether to the executing party's knowledge the other party is in default or whether the executing party has any claims or demands against the other party and, if so, specifying the claim or demand; (v) the amount of Rent and the dates through which Rent and any other sums due under the Lease have been paid; and (v) such other reasonable information or facts covered by the terms of the Lease, as requested by either party.

7.03.  QUIET ENJOYMENT

Provided that Tenant is not in Default (as hereafter defined) of any covenant or obligation of this Lease, to be performed by Tenant, Tenant shall have the peaceful and quiet enjoyment and possession of the Premises without any interference from Landlord or any person claiming by, through or under Landlord.

                             ARTICLE VIII. DISPUTES

8.01.  DEFAULT BY TENANT

Tenant shall be considered in default ("Default") of this Lease if; (i) Tenant fails to pay Rent within fifteen (15) days after Tenant receives notice from Landlord that the Rent was not received; or (ii) Tenant fails to perform any of its other obligations under this Lease within thirty (30) days or within a reasonable period of time thereafter if a cure cannot be accomplished with thirty (30) days after receiving written notice from Landlord specifying the Default.

If Tenant is in Default, as stated above, Landlord, in addition to the remedies given in this lease or under the law, may; (i) terminate this Lease after giving Tenant thirty (30) days written notice of its intention to do so in accordance with any laws governing such termination and subsequent repossession, and Tenant shall then surrender the Premises to Landlord; or (ii) Landlord may enter and take possession of the Premises, in accordance with any laws governing such repossession, and remove Tenant, with or without having terminated the Lease. Landlord's exercise of any of its remedies or its receipt of Tenant's keys shall not be considered an acceptance or surrender of the Premises by Tenant. A surrender must be agreed to in writing signed by both parties.

If Landlord terminates this Lease or terminates Tenant's right to possess the Premises because of a Tenant Default, Landlord may hold Tenant liable for; (i) the Rent and other indebtedness that otherwise would have been payable by Tenant to Landlord prior to the Lease Expiration Date, less any amounts which Landlord receives in reletting the Premises during the remainder of the Lease Term; and
(ii) other necessary and reasonable expenses incurred by Landlord in enforcing its remedies. Tenant shall be liable for only those actual damages suffered by Landlord. Tenant shall pay any such sums due within thirty (30) days of receiving Landlord's proper and correct invoice for the amounts. Landlord is not entitled to accelerate the Rent or any other amounts which would become due from Tenant to Landlord. During each collection action, Landlord shall be limited to the amount of any Base Rent due that would have accrued had the Lease not been terminated. Landlord shall mitigate any damage by making best efforts to relet the Premises on reasonable terms.

8.02.  DEFAULT BY LANDLORD

If Landlord fails to perform any of its obligations under this Lease (except as specifically provided for in Article 8.03 (REDUCTION OF SERVICES) hereof (a "Landlord Default"), Tenant shall give Landlord written notice specifying the Landlord Default. If a cure is not accomplished within thirty (30) days after receiving notice from Tenant or within a reasonable period of time thereafter, if the Landlord Default cannot be cured within thirty (30) days and Landlord is pursuing a cure with due diligence, then in addition to all rights, powers or remedies permitted by law, or in equity, Tenant may; (i) correct the Landlord Default and deduct the cost from the Rent; or (ii) withhold the payment of Rent and any other sums due hereunder until Landlord has corrected the specified Landlord Default; or (iii) upon the failure of Landlord to cure any Landlord Default within ninety (90) days of receipt of notice thereof, Tenant shall have the right to seek the judicial remedy of specific performance, or to terminate this Lease by providing Landlord with written notice of such termination.

8.03.  REDUCTION OF SERVICES

The Rent is based in part upon services which Landlord shall provide as described in Article 3.01 (SERVICES PROVIDED BY LANDLORD). If, for any reason, Landlord does not provide any or all of these services in the manner described in Article 3.01 for more than five (5) consecutive days following written notice of such failure, reduction or interruption from Tenant, and such failure, reduction or interruption materially OR adversely affects Tenant's use of or occupancy of the Premises, in addition to any rights or remedies as provided to Tenant under Law or in equity, the Rent may be abated (proportionately based upon the individual Premises, or portions thereof which are affected by such failure, reduction or interruption of service(s)), on a per diem basis for the period of interruption beginning with the date the interruption in services began and ending when the services are fully restored. Upon the failure of Landlord to fully restore a service (or services) to the manner as described in
Article 3.01, within ninety (90) days after receipt of Tenant's notice, Tenant shall have the option to terminate this Lease by providing Landlord with written notice of such termination.

8.04.  GOVERNING LAW

This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the state (commonwealth) of where the Buildings are located.

8.05.  WAIVER OF CONSEQUENTIAL DAMAGES

Neither Landlord nor Tenant shall be liable to the other under or in connection with this Lease for any consequential damages and both Landlord and Tenant waive, to the full extent permitted by law, any claim for consequential damages.

                            ARTICLE IX. MISCELLANEOUS

9.01.  FORCE MAJEURE

Neither party shall be responsible to the other for any losses resulting from the failure to perform any terms or provisions of this Lease if the party's failure to perform is attributable to war, riot, acts of God or the elements or any other unavoidable act not within the control of the party whose performance is interfered with and which by reasonable diligence such party is unable to prevent. However, neither party shall be excused from the timely performance of its obligations under this Lease for a period of time greater than ninety (90) days on account of force majeure.

9.02.  END OF TERM

Upon the termination of this Lease, Tenant shall return the Premises in exactly the same condition as when Tenant took possession, excluding: ordinary wear and tear; loss from fire or other casualty; the removal of communications cabling; and the restoration of the Premises to its condition prior to any Tenant Improvements or Alterations made to it during the Lease Term.

9.03.  ENTIRE AGREEMENT

This Lease and all of its written and attached Exhibits, riders, addendums, modifications, and amendments constitutes the entire agreement between Landlord and Tenant with respect to the Premises, the Buildings, the Land and the Common Area Facilities, and may be amended or altered only by written agreement executed by both parties, and supersedes any and all prior agreements between the parties, whether oral or written. Landlord warrants that it owns the Buildings and Land as described herein, and each party warrants that it is authorized to enter into this Lease.

9.04.  NON-DISCRIMINATION

Landlord and Tenant shall not discriminate on the basis of race, age, color, religion, sex, national origin, disability or veteran's status in the use or occupancy of the Premises or the Buildings.

Landlord and Tenant shall not discriminate on the basis of race, age, color, religion, sex, national origin, disability or veteran's status in their employment or choice of contractors, subcontractors, or suppliers of materials for or used for the installation of any improvements in the Premises or the Buildings.

9.05.  BINDING ON SUCCESSORS

This Lease shall bind the parties, their heirs, successors, representatives and permitted assigns.

9.06.  AMBIGUITIES

Any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Lease or any amendments or exhibits hereto.

9.07.  BROKER'S WARRANTY

Landlord and Tenant warrant and represent that they have dealt with no real estate broker in connection with this Lease, and that no broker is entitled to any commission on account of this Lease. The party who breaches this warranty shall defend, hold harmless and indemnify the other from any loss, cost, damage or expense, including reasonable attorney fees, arising from the breach.

9.08.  PARTIAL INVALIDITY

If any part, term or provision of this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Lease and the application of such provision to all other persons and circumstances shall not be affected and shall be valid and enforceable to the fullest extent of the law; provided, however, if the provisions of this Lease relating to Tenant's stated use of the Premises shall be determined by any government agency having jurisdiction to be invalid or unenforceable, this Lease, effective as of the date of such determination, shall be, and shall be deemed to be, void and of no further force or effect and Tenant shall have no further obligations hereunder.

9.09  WAIVER

The failure of either party to exercise any of its rights is not a waiver of those rights. A party waives only those rights specified in writing and signed by the party waiving its rights.

9.10  CONFLICTS

In the event of any conflicts between the terms of the Lease and the terms of the Intercompany Agreement, such conflicts shall be resolved in favor of the Intercompany Agreement.

9.11.  ATTACHMENTS

The following exhibits are part of this Lease and were attached before this lease was signed by the parties:

Exhibits:            A-1       Site Plan of Premises

                     B.        Intentionally Deleted
                     C.        Intentionally Deleted
                     D.        Janitorial Service and Supplies
                     E.        Direct Deposit Form
                     F.        Rent Schedule
                     G.        Intentionally Deleted
                     H.        Section 9.7(a) of the Intercompany Agreement


                                      [8]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, as of the date first above written.


LANDLORD: THE TRAVELERS INSURANCE           TENANT:  THE TRAVELERS INDEMNITY
          COMPANY                                    COMPANY


BY  /s/ Joseph W. Sprouts                   BY  /s/ Wayne E. Mills
  --------------------------------            ----------------------------------


Title  Vice President                       Title  Vice President
     -----------------------------               -------------------------------




IDENTIFYING NUMBER

           06-0566090
------------------------------------------
For Reporting to U.S. Treasury Department
Internal Revenue Service


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